UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2012

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32380	03-0542659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

As previously announced, on May 29, 2012, Interline Brands, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Isabelle Holding Company Inc., a Delaware corporation (“Parent”), and Isabelle Acquisition Sub Inc., a Delaware corporation (“Merger Sub” and, together with Parent, the “Acquiring Parties”). The Acquiring Parties are controlled by investment funds managed by Goldman, Sachs & Co. Investment funds managed by P2 Capital Partners, LLC also will own an interest in the Acquiring Parties.  The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of Merger Sub with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).  In connection with the marketing of the financing for the Merger, the Company has made certain disclosures to prospective investors discussed below.

It is expected that a portion of the funds needed to complete the Merger will be obtained through a distribution of an estimated $140 million of cash on hand and borrowings under the new asset-based senior secured revolving credit facility that will be entered into in connection with the Merger.  Any such distributions will be made in compliance with the restricted payments covenant contained in the indenture (the “Indenture”) governing the existing 7.00% senior subordinated notes due 2018 (the “Existing Notes”) of the Company’s subsidiary Interline Brands, Inc., a New Jersey corporation.  As of March 30, 2012, the amount available for distribution to complete the Merger under certain baskets in the restricted payments covenant that are specified in the Merger Agreement totals approximately $230 million.  Following the distribution of cash expected to be made at the closing of the Merger (assuming a closing at the end of the Company’s third fiscal quarter), the Company estimates that approximately $85 million of capacity for additional restricted payments will remain under such specified baskets.  Any restricted payments made under the Indenture are subject to the satisfaction of the terms and conditions of the Indenture.  As of the date hereof, the Company expects to be in compliance with those terms and conditions.

The amounts reflected above are based on current management estimates and are subject to change depending on a variety of factors, including the Company’s performance.  There can be no assurance that the amounts reflected above will be available for use at or after the closing of the Merger or that the Merger or any related financing will be consummated at all.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding future financial and operating results and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties involving, among others, changes or fluctuations in the Company’s financial condition and results of operations, including future earnings, covenant compliance and other financial measures, that could cause actual results or events to differ materially from those indicated by such forward looking statements.  Such risks and uncertainties and other factors are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

BY:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel & Secretary

Date: June 6, 2012